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                                                                EXHIBIT 99(a)(4)

LETTER TO BENEFICIAL HOLDERS


                             BELL MICROPRODUCTS INC.


                           OFFER TO PURCHASE FOR CASH
                            ANY AND ALL OUTSTANDING:

            3 3/4 % CONVERTIBLE SUBORDINATED NOTES, SERIES B DUE 2024
                              (CUSIP NO. 078137AC0)


      THE TENDER OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON JANUARY 18, 2007, UNLESS EXTENDED BY BELL MICRO (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").


                                                               December 13, 2006

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and the related Letter of Transmittal relating to the offer by Bell Microproducts Inc., a California corporation (the "Company" or "Bell Micro"), to purchase for cash any and all of its $109,8500,000 outstanding 3 3/4% Convertible Subordinated Notes, Series B due 2024 (the "Notes") at a purchase price equal to $1,000.00 per $1,000.00 of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date on which the Notes are purchased. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

      To receive the purchase price, holders of Notes must tender Notes in the manner described in the Offer to Purchase and the related Letter of Transmittal on or before the Expiration Date. Bell Micro's obligation to accept for purchase and to pay for Notes validly tendered and not withdrawn in the tender offer is subject to certain conditions. See "The Tender Offer--Conditions of the Tender Offer" in the Offer to Purchase for a full description of conditions to the tender offer.

      Notes tendered in the tender offer may be withdrawn at any time on or prior to the Expiration Date. Bell Micro reserves the right (1) to waive any and all conditions to the tender offer, (2) to extend or terminate the tender offer or (3) to otherwise amend the tender offer in any respect.

      Upon the terms and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, as soon as practicable following the Expiration Date, Bell Micro will purchase, by accepting for purchase, and will pay for all Notes validly tendered (and not validly withdrawn) pursuant to the tender offer, such payment to be made by the deposit of immediately available funds by Bell Micro with Global Bondholder Services Corporation, the depositary for the tender offer.

      This material relating to the tender offer is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may only be made by us as the registered holder and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to tender Notes with respect to any or all of the Notes held by us for your account. Please so instruct us by completing, executing and returning to us the instruction form set forth below. If you authorize us to tender your Notes, all such Notes will be tendered, unless otherwise specified below. We urge you to read carefully the Offer to


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Purchase, the Letter of Transmittal and other materials provided herewith before instructing us whether to tender your Notes. Your attention is directed to the following:

      1. The tender offer is for any and all Notes that are outstanding.

      2. If you desire to tender any Notes pursuant to the tender offer and receive the purchase price for the Notes, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf on or prior to 9:00 a.m., New York City time, on the Expiration Date.

      3. Bell Micro's obligation to pay the purchase price for tendered Notes delivered pursuant to the tender offer is subject to certain conditions. See "Tender Offer--Conditions of the Tender Offer" in the Offer to Purchase.

      4. Tenders of Notes may be withdrawn before the Expiration Date.

      5. Any transfer taxes incident to the transfer of Notes from the tendering holder to Bell Micro will be paid by Bell Micro, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

      6. Bell Micro expressly reserves the right, in its reasonable discretion,
      (1) to delay acceptance for purchase of Notes tendered under the tender offer or the payment for Notes accepted for purchase pursuant to the tender offer, and to terminate the tender offer and not accept for payment any Notes not theretofore accepted for purchase if any of the conditions to the tender offer specified in the Offer to Purchase shall not have been satisfied or waived by Bell Micro or in order to comply in whole or in part with applicable law, in either case, by giving oral or written notice of such delay or termination to the depositary and (2) at any time, or from time to time, to amend the tender offer in any respect. The reservation by Bell Micro of the right to delay acceptance of payment of Notes is subject to the provisions of Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, which requires that Bell Micro pay the consideration offered or return the Notes deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the tender offer.

      7. Consummation of the tender offer and the effectiveness of an amendment to and waiver of default under the indenture governing the Notes, as proposed in the separate consent solicitation statement, may have adverse consequences for holders who elect not to tender their Notes in the tender offer. See "Significant Consequences to Non-Tendering Holders" and "Material United States Federal Income Tax Consequences" in the Offer to Purchase for discussions of certain factors that should be considered in evaluating the tender offer.

      If you wish to tender any or all of the Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. If you authorize the tender of your Notes, all such Notes will be tendered unless otherwise specified on the instruction form. Tenders of Notes may not be withdrawn after the Expiration Date. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

      The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account.

      The Company is not aware of any jurisdiction in which the making of the tender offer or the tender of Notes in connection therewith would not be in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction in which the making of the tender offer would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the tender offer. If, after such good faith effort, the Company cannot comply with any such laws, the tender offer will not be made to holder(s) residing in such jurisdiction.

      IMPORTANT: A LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE, TOGETHER WITH A CONFIRMATION OF BOOK-ENTRY TRANSFER OF NOTES, MUST BE RECEIVED BY THE DEPOSITARY AT OR BEFORE THE EXPIRATION DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE PURCHASE PRICE FOR THE NOTES.


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           INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                                       BY
                             BELL MICROPRODUCTS INC.
                           FOR ANY AND ALL OUTSTANDING
            3 3/4 % CONVERTIBLE SUBORDINATED NOTES, SERIES B DUE 2024
                              (CUSIP NO. 078137AC0)

      The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Bell Microproducts Inc., a California corporation (the "Company"), dated December 13, 2006 (the "Offer to Purchase") and the Letter of Transmittal, relating to its outstanding debt securities listed above (the "Notes").

      This will instruct you to tender the number of Notes indicated below held by you for the account of the undersigned, on the terms and subject to the conditions in the Offer to Purchase.

NOTES WHICH ARE TO BE TENDERED:

PRINCIPAL AMOUNT*

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*     IF THE UNDERSIGNED DOES NOT FILL IN THE BLANK, OR UNLESS OTHERWISE
      INDICATED, THE EXECUTION AND DELIVERY OF THESE INSTRUCTIONS CONSTITUTE THE UNDERSIGNED'S INSTRUCTION TO YOU TO TENDER THE ENTIRE PRINCIPAL AMOUNT OF NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

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                                    SIGN HERE

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                                  SIGNATURE(s)

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                         NAMES(s) (PLEASE TYPE OR PRINT)

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                                     ADDRESS

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                            CITY, STATE AND ZIP CODE

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                         AREA CODE AND TELEPHONE NUMBER

                Dated:
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